[Sutherland Asbill & Brennan LLP]                             EXHIBIT EX-99.2n.2



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



     We hereby consent to the reference to our firm in the "Legal Matters" section of the prospectus included in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 for Allied Capital Corporation (File No. 333-75161). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         SUTHERLAND ASBILL & BRENNAN LLP


May 6, 1999                              By:     /s / Steven B. Boehm
                                             --------------------------------

                                                      Steven B. Boehm